UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2026

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Address, including zip code, and telephone number, including area code, of principal executive office)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Principal Financial Officer

On February 9, 2026, Ocugen, Inc. (the “Company”) announced the appointment of Rita Johnson-Greene as the Company’s Chief Financial Officer, effective February 9, 2026. The Board of Directors of the Company appointed Ms. Johnson-Greene to serve as the Company’s principal financial officer, effective immediately following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Effective Time”).

Prior to joining the Company, Ms. Johnson-Greene was Chief Operating Officer of Alliance for Regenerative Medicine from April 2023 to January 2026 and Vice President of Sales and Qualified Treatment Center Engagement for bluebird bio from May 2021 to April 2023. She previously held numerous roles at Spark Therapeutics, Inc. from November 2016 through May 2021 and at AstraZeneca from January 2007 to November 2016. She started her career at Accenture Strategy as a Consultant, focused on pharmaceutical ventures. She is currently a member of the board of directors of GirlTrek, which she has served on since July 2016. She also joined the Drexel University Biomed Dean's Executive Advisory Council in May 2024 and serves as a guest lecturer for the bio-medical graduate students. Ms. Johnson-Greene received her BA in Electrical Engineering from Drexel University and her MBA in Finance from the Wharton School of the University of Pennsylvania.

In connection with Ms. Johnson-Greene’s appointment as Chief Financial Officer, the Company entered into an employment agreement with her (the “Employment Agreement”) pursuant to which the Company has agreed to pay Ms. Johnson-Greene an initial annual base salary of $440,000, payable in accordance with the Company’s regular payroll practices. Ms. Johnson-Greene is also eligible to earn an initial annual target bonus of up to 45% of her base salary, subject to performance criteria determined by the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”) and Chief Executive Officer, with the final amount awarded at the sole discretion of the Company’s Compensation Committee. In addition, Ms. Johnson-Greene received a one-time sign-on bonus of $90,000, which is subject to full repayment if she leaves the Company before the one-year anniversary of her start date. Ms. Johnson-Greene is eligible to participate in the Company’s benefit plans, programs and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees.

Pursuant to the Employment Agreement, in the event Ms. Johnson-Greene is terminated by the Company without “cause” (as defined in the Employment Agreement) or by Ms. Johnson-Greene for “good reason” (as defined in the Employment Agreement), subject to Ms. Johnson-Greene’s execution and non-revocation of a release of claims in favor of the Company and its affiliates, Ms. Johnson-Greene is eligible to receive (i) base salary continuation for 12 months following her termination date and (ii) if she elects COBRA continuation coverage, payment of the employer portion of her COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following her termination or the date that she becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Ms. Johnson-Greene’s employment is terminated by the Company without cause or by Ms. Johnson-Greene for good reason within three months prior to or 12 months after a “change in control” (as defined in the Employment Agreement), subject to Ms. Johnson-Greene’s execution and non-revocation of a release of claims in favor of the Company and its affiliates, Ms. Johnson-Greene is also eligible to receive (i) an additional payment equal to 75% of her then-current target annual bonus, payable in a lump sum, and (ii) full acceleration of all unvested restricted stock, stock options, and other equity incentive awards held by Ms. Johnson-Greene.

Pursuant to the Employment Agreement, the Board approved the grant of an option to purchase 750,000 shares (“options”) of the Company’s common stock and 500,000 restricted stock units (“RSUs”) pursuant to the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) to Ms. Johnson-Greene. The stock option award will have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant. The options and RSUs will vest annually on the anniversary of the date of the grant in equal installments over three years, subject to Ms. Johnson-Greene’s continuous service.

There are no arrangements or understandings between Ms. Johnson-Greene and any other persons pursuant to which Ms. Johnson-Greene was appointed as principal financial officer or principal accounting officer of the Company. In addition, there are no family relationships between Ms. Johnson-Greene and any director or executive officer of the Company, and there are no transactions involving Ms. Johnson-Greene requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the terms of Ms. Johnson-Greene employment is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

Transition of Principal Financial Officer

Upon the Effective Time, Ramesh Ramachandran will step down from the role of principal financial officer and will continue in his role as the Company’s Chief Accounting Officer and principal accounting officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Ocugen, Inc. and Rita Johnson-Greene, effective as of February 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2026

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chairman, Chief Executive Officer, & Co-Founder